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                                                                     Exhibit 2.2

                      AMENDMENT OF ASSET PURCHASE AGREEMENT

            This Amendment of Asset Purchase Agreement is entered into this 3rd day of December, 1998, by and between Burns Bros. Inc., an Oregon corporation ("Seller"), and TA Operating Corporation, a Delaware corporation ("Buyer").

                             W I T N E S S E T H:

            WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated October 17, 1998 ("Purchase Agreement");

            WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in accordance herewith;

            NOW THEREFORE, in consideration of the premises above and the mutual covenants and agreements set forth herein and in the Purchase Agreement, the parties hereto agree as follows:

            1. Capitalized terms used herein and not otherwise defined, shall have the meanings ascribed thereto in the Purchase Agreement.

            2. Section 1.1 shall be amended by including, in alphabetical order, the following definitions:

            "Ancillary Documents" means the Subway Purchase Agreement, the Enterprises Asset Purchase Agreement, the BFR Asset Purchase Agreement, the Services Agreement, the General Bill of Sale and Assignment, the Assumption Agreement, the Trademark Assignment, the Gaming Agreement and the Intellectual Property License Agreement.

            "Assumption Agreement" means that certain Assumption Agreement by and between Seller and Buyer, executed by Buyer and delivered contemporaneously with this Agreement.

            "Gaming Agreement" means the Lease of Real Property for Gaming Purposes at Mill City, NV and the Lease of Real Property for Gaming Purposes at Rye Patch, NV both by and between Enterprises and Buyer, executed and delivered contemporaneously with this Agreement.

            "General Bill of Sale and Assignment" means that certain General Bill of Sale and Assignment executed by Seller and delivered contemporaneously with this Agreement.

            "Intellectual Property License Agreement" means that certain License Agreement by and between Buyer and Seller, executed and delivered contemporaneously with this Agreement.

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            "Services Agreement" means that certain Services Agreement by and between Seller and Buyer, executed and delivered contemporaneously with this Agreement.

            "Subway Purchase Agreement" means that certain Subway Purchase Agreement by and between Seller and Buyer, executed and delivered contemporaneously with this Agreement.

            "Trademark Assignment" means that certain Assignment executed and delivered by Seller contemporaneously with this Agreement.

            "Transaction Documents" means this Agreement and each other agreement and document executed and delivered at Closing.

            3. The definition of "Receivables Amount" in Section 1.1 of the Purchase Agreement shall be and hereby is amended by deleting the reference to "Section 3.3" in such definition and replacing it with "Section 2.2.1."

            4. Section 1.2(k) of the Purchase Agreement shall be and hereby is deleted in its entirety and the following shall be substituted therefor:

            (k) Real Property. All real estate and interests in real estate (including, but not limited to, all buildings and improvements) used or usable in connection with the Business, including without limitation, the sites listed on Schedule 1.2(k), attached hereto, and all contiguous and noncontiguous "out parcels," including, but not limited to the out parcels located in Corning, California and Troutdale, Oregon (collectively, the "Owned Real Property");

            5. Section 1.3(e) of the Purchase Agreement shall be and hereby is deleted in its entirety and the following shall be substituted therefor:

            (e) Certain Assets at Troutdale, Oregon. The personal property (including equipment, but excluding food inventory) located at and used in the operation of the kitchen and lounge and video poker facility at the Troutdale, Oregon, facility, and listed on Schedule 1.3(e).

            6. The first sentence of Section 2.2.1 of the Purchase Agreement shall be and hereby is deleted and the following shall be substituted therefor:

            2.2.1 Preparation of Preliminary Closing Balance Sheet. Within forty-five (45) days after the Closing, Seller will prepare and deliver to Buyer a balance sheet (the "Preliminary Closing Balance Sheet") as of the Closing reflecting, among other things: (a) the current liabilities of Seller, excluding the current portion of any long-term debt, liabilities related to environmental matters, workers' compensation or insurance claims and all employee related matters, and reducing such liabilities by an amount equal to identifiable and


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            realizable payment term discounts; and (b) an amount equal to the accounts receivable of the Business (including accounts receivable which relate or pertain to TABB, but excluding accounts receivable which are subject to the American Credit Industry Insurance Company credit insurance policy and the notes and accounts receivable listed on Schedule 2.2.1(a), attached hereto), minus the amount of the Assumed Balance Sheet Liabilities, minus a reserve for bad debts mutually agreed upon by Seller and Buyer as forth on Schedule 2.2.1(b), which shall include a reserve of $130,000 relating to TABB receivables (the "Receivables Amount").

            7. Section 3.1 of the Purchase Agreement shall be and hereby is amended by deleting item (ii) from the last paragraph of Section 3.1 and replacing it with the following: "(ii) $1,500,000.00 (Environmental Reports Adjustment)."

            8. Section 3.1 of the Purchase Agreement shall be and hereby is amended by deleting item (iii) from the last paragraph of Section 3.1 and replacing it with the following: "(iii) $70,000.00 (Loyal Fueler Adjustment)."

            9. Section 6.1.5 of the Purchase Agreement shall be and hereby is deleted in its entirety and the following shall be substituted therefor:

            6.1.5 Good Standing. Buyer shall have received a certificate of Seller's existence dated no earlier than November 19, 1998, from the State of Oregon and, where applicable, good standing certificates from Seller's state of incorporation and from each other state in which Seller is qualified to do business as a foreign corporation, and tax clearance certificate(s) from the State of Oregon, each of which shall be of a date reasonably contemporaneous to the Closing Date;

            10. Section 8.2.5 of the Purchase Agreement shall be and hereby is deleted in its entirety and the following shall be substituted therefor:

            8.2.5 No Assignment. With the prior written consent of Seller, which consent shall not be unreasonably withheld, Buyer may assign all or any part of this Agreement and all or any part of its rights or obligations hereunder to an Affiliate of Buyer, in which event, Seller shall execute and deliver any documents reasonably requested by the assignee(s) in connection with such assignments, but no such assignment shall relieve Buyer of its obligations hereunder. Buyer may, without the prior written consent of Seller, assign this Agreement as part of the sale of all or substantially all of its business or pursuant to a collateral assignment for the benefit of The Chase Manhattan Bank, or any successor lender, as collateral agent. Except as provided in the preceding sentences, and except as provided in Section 8.2.6, no assignment by any party of this Agreement or any right or obligation hereunder may be made without the prior written consent of all other parties, which consent may be withheld with or without cause, and any assignment attempted without that consent will be void.


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            11. Section 8.2.11 of the Purchase Agreement shall be and hereby is amended by deleting $7,000,000 where it appears in subsections (a) and (b) and replacing it with the following: "$5,500,000."

            12. Sections 9.5(b) and 9.6(b) shall be and hereby are amended by deleting $7,000,000 where is appears and replacing it with the following:
"$5,500,000."

            13. Section 10.9 of the Purchase Agreement shall be and hereby is deleted in its entirety and the following shall be substituted therefor:

            If any provision of this Agreement or a Transaction Document or the application of any such provision to any person or circumstances shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision hereof and this Agreement or the Transaction Document, as applicable, shall remain in force and be effectuated as if such illegal, invalid or unenforceable provision is not part of such agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Asset Purchase Agreement as the date just written above.

                                    BURNS BROS., INC.

                                    By:  /s/ Bruce E. Burns
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                                    Its:  President
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                                    TA OPERATING CORPORATION

                                    By:   /s/ Timothy L. Doane
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                                    Its:  Senior Vice President
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